Exhibit 99.1

VSE Corporation Retains U.S. Naval Sea Systems Command 5-Year, $1.5 Billion Contract After GAO Denies Protest

Alexandria, Virginia (January 30, 2012) – VSE Corporation’s (Nasdaq GS: VSEC) GLOBAL Division has retained a one-year $277 million cost-plus-award-fee, indefinite-delivery, indefinite-quantity contract by the U.S. Naval Sea Systems Command as a result of the U.S. Government Accountability Office (GAO) having denied a protest to the  award of the contract to VSE. VSE originally announced the award on October 3rd, 2011 prior to the protest. VSE’s performance of the awarded contract can now proceed.
    The five-year maximum potential $1.5 billion contract is for continuous lifecycle support of naval vessels bought, sold, or otherwise transferred to Foreign Military Sales customers through the International Fleet Support Program.
    VSE will lead its Naval Ship Transfer and Repair (N*STAR) team with services to foreign customers and allies to include design, configuration management, field engineering, maintenance planning, maintenance, spare parts support, training, casualty, and depot-level repair. The VSE N*STAR team will also provide engineering, technical, procurement, logistics, test, inspection, calibration, repair, maintenance, equipment upgrade installation, and overhaul support services, including reactivation to safe-to-sail status.
    "We are pleased that we can now commence our N*STAR team’s services under the new contract to NAVSEA,” said VSE CEO/President/COO Maurice “Mo” Gauthier. “VSE’s N*STAR team is poised to leverage our experience and past performance to ensure NAVSEA and its international clients will continue to receive exceptional service.”
    VSE has been performing Ship Transfer and Follow-on Technical Support (FOTS) work for the Naval Sea Systems Command since 1995. During that time, VSE has managed the successful transfers of 44 ships ahead of schedule and under budget, and provided service to 24 nations on six continents. VSE is currently supporting the transfer of the Coastal Mine Hunters ex-USS Oriole and ex-USS Falcon to Taiwan.

 N*STAR Team members
    Raytheon; Science Applications International Corporation (SAIC); Thales Naval, Inc.; Lockheed Martin; Computer Sciences Corporation (CSC); BAE SYSTEMS; General Dynamics; DRS (a Finmechanica company); Gibbs & Cox, Inc.; CDI Marine Co.; American Systems Corporation; Propulsion Controls Engineering; George G. Sharp, Inc.; Colonna’s Shipyard, Inc.; McKean Defense Group, LLC; Phoenix Group of VA; Sullivan & Associates, Inc.; Atlantic Ordnance International; 3Phoenix, Inc.; Logistics Support, Inc.; Delex Systems; The GBS Group; Gryphon Technologies; Valkyrie, Inc.; The McHenry Management Group; HEBCO; Walashek, Inc.; Detyens Shipyard Inc.; Engineering Services Network, Inc.; Guam Industrial Services, Inc.; and Orion Solutions, LLC, Arab Shipbuilding and Repair, and Egyptian Service Company.

VSE International Group
    VSE’s International Group provides global field engineering, logistics, and program management services to the U.S. military and other government agencies. The International Group also provides total program support for surface ships and system’s transferred to foreign countries under the U.S. Navy's Foreign Military Sales program, ship modernization, refurbishment and repair; and aircraft sustainment for all U.S. Department of Defense services.  Through its work with the U.S. Department of Treasury, the group provides seized and forfeited material management that generates revenue for various government agencies. For more information about the International Group’s services please see our website at www.vsecorp.com or contact Spence Miller at (703) 329-4601.

About VSE
    VSE is Federal Services Company of choice for solving issues of global significance with agility, integrity and value. VSE marked its 50th year as a government contractor in January 2009 and is dedicated to making our clients successful by delivering talented people and innovative solutions for program management, logistics, engineering, IT services, construction program management and consulting. For additional information on VSE services and products, please see our web site at www.vsecorp.com or contact Randy Hollstein, Corporate Vice President of Sales and Marketing, at (703) 329-3206.

    VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE public filings with the Securities and Exchange Commission for further information and analysis of VSE’s financial condition and results of operations. The public filings include additional discussion about the status of specific customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short and long term business challenges and opportunities.

News Contact:  Sylvia Gethicker (703) 329-4610
Investor Relations:  Christine Kaineg (703) 329-3263